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                                                                    EXHIBIT 10.5



                         FORM OF WEB SERVICES AGREEMENT


         This WEB SERVICES AGREEMENT (this "Agreement") dated as of ____ __, 1999 between American Greetings Corporation, an Ohio corporation ( "Client"), and americangreetings.com, inc., a Delaware corporation ( "Provider").


                              W I T N E S S E T H:

         WHEREAS, Client has caused Provider and its subsidiaries to be created to carry on the online interactive and electronic businesses of Client and its subsidiaries; and

         WHEREAS, Client wishes to enter into arrangements with Provider to provide various online services to Client on a cost-plus basis, and Provider wishes to provide these services to Client (to support Client and Client's initiatives with its Customers);

         NOW, THEREFORE, in consideration of the mutual covenants set forth herein and in the other agreements between the parties being entered into at the same time, and for other good and valuable consideration had and received, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agree as follows:


ARTICLE I. DEFINITIONS

         When used in this Agreement with initial capital letters, the following terms shall have the following meanings, unless the context otherwise clearly requires:

         "AG BUSINESS" has the meaning assigned to the term "AG Business" in the Cross License Agreement.

         "CLIENT SITE" means a Web site on the World Wide Web portion of the internet established or maintained by Client or any Customer of Client.

         "CONFIDENTIAL INFORMATION" has the meaning assigned to it in the Cross License Agreement.

         "CONTENT" means all text, pictures, sound, graphics, video and other data supplied by Client or its Customers to Provider pursuant to this Agreement, as such materials may be modified from time to time.
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         "COST" has the meaning assigned to that term in the Administrative
Services Agreement of even date herewith between Client and Provider.

         "CROSS-LICENSE AGREEMENT" means the Cross-License Agreement dated ________, 1999 between the parties hereto.

         "CUSTOMER" means any customer or prospective customer of Client.

         "DOMAIN NAME" means any domain name used for a Client Site.

         "FORMATION AGREEMENT" means the Formation Agreement dated ________, 1999 between the parties hereto.

         "INTELLECTUAL PROPERTY RIGHTS" has the meaning assigned to it in the Cross License Agreement.

         "SUPPLEMENTARY AGREEMENT" means any agreement entered into between Client and Provider with respect to particular Web Services for the purpose of setting forth the specifications for that project, the timetable for delivery and acceptance of Web Services for that project and similar matters.

         "USER CONTENT" means all text, pictures, sound, graphics, video and other data provided by users of any Client Site.

         "WEB SERVICES" means electronic and internet content delivery related technology development and implementation services, including, without limitation, web site development and maintenance. The term Web Services shall not include actual web hosting, but shall include services related to arranging for web hosting with third parties.

         "WORK PRODUCT" means tangible and intangible work product, ideas, concepts, know-how and information and the writings in which any of the same are fixed (including, without limitation, all reports, computer software systems, routines, data models, technical data, processes, designs, code and documentation and systems, concepts and business information) and all proprietary rights (including, without limitation, rights under patent, copyright, trade secret and other similar laws) therein. "Work Product" shall specifically include, without limitation, all HTML files, Java files, graphics files, animation files, data files, technology, scripts and programs, both in object code and source code form, all documentation and any other deliverable prepared for Client by Provider in accordance with the terms of this Agreement or any Supplementary Agreement.



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ARTICLE II. SERVICES TO BE PROVIDED

SECTION 2.1 REQUESTS FOR SERVICES. Whenever Client requires Web Services in the course of Client's business, Client shall have the right, but not the obligation, to call upon Provider to provide those Services in accordance with the terms of this Agreement. Client shall from time to time give Provider notice a reasonable time in advance of the volume of Web Services it expects to require. Client's notices will specify in reasonable detail the types of Web Services Client expects to require and the level of each type of Web Service. Provider shall be obligated to provide those Web Services of which it has such notice at the volume level specified, subject only to Provider's reasonable determination that such Services are within its competency.

SECTION 2.2 USE OF SERVICES. Provider shall only be obligated to provide Web Services for the purpose of supporting Client's business, including, without limitation, supporting, through services to Client, initiatives by Customers. Provider shall have no obligation to provide Web Services to assist Client in establishing a service bureau, engaging in outsourcing activities or otherwise offering Provider's Web Services to third parties (other than services incidentally provided to Customers of Client in the course of supporting Client's activities with that Customer). After Provider notifies Client under
Section 3.1.3 of the Cross-License Agreement that it is terminating its licenses of "Finished AG.COM Properties" (as defined in the Cross-License Agreement), Provider may decline to provide services hereunder that relate solely to such Finished AG.COM Properties as are no longer licensed; provided, that, Provider shall continue to provide services hereunder which relate to its Intellectual Property which continues to be licensed under the Cross-License Agreement.

SECTION 2.3 THIRD PARTY PROVIDERS. Client shall remain free at all times to source Web Services internally or from third parties. Provider shall be free to provide Web Services to Client through any of its subsidiaries, subcontractors or other third parties selected or managed by Provider, subject to Client's right to approve or disapprove any such third party (other than a wholly-owned subsidiary) in the exercise of Client's reasonable discretion; provided that to the extent Client disapproves a reasonable third party selection by Provider, Provider shall, solely to such extent, be relieved of its obligation to provide Web Services.


ARTICLE III. TERMS OF SERVICE

         Client and Provider may from time to time enter into Supplementary Agreements to specify the terms and conditions applicable to particular Web Services. Except as may be otherwise agreed between Client and Provider from time to time in any Supplementary Agreement, all Web Services provided under this Agreement, whether or not the subject of a Supplementary Agreement, shall be governed by the Cross License Agreement and shall be subject to the terms and conditions hereof, including the following terms and conditions:




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SECTION 3.1 OWNERSHIP.

         (a) OWNERSHIP OF PROPERTY CREATED BY PROVIDER UNDER THIS AGREEMENT. As between Client and Provider, Provider shall retain (and to the extent of any interest therein, Client hereby assigns to Provider) ownership of all right, title and interest in and to all Work Product produced by Provider pursuant to Client's requests for services hereunder, including, without limitation, all applicable Intellectual Property Rights thereto. Provider hereby grants to Client an irrevocable, perpetual, worldwide, fully paid license, with right to sublicense through multiple tiers, to all such Work Product and Intellectual Property Rights. Such license shall be governed by the Cross-License Agreement and shall be exclusive in the AG Business and non-exclusive otherwise.

         (b) OWNERSHIP OF OTHER PROPERTY. For the avoidance of doubt, the retention and assignment provided for in Section 3.1(b) shall not be deemed to effect any assignment of any other Work Product (i.e., Work Product not developed hereunder, including any pre-existing Work Product). Client and its Customers shall retain their respective ownership interests in all Client Sites that receive Web Services. Without limiting the generality of the foregoing, Client and its Customers shall retain their respective rights in any Client or Customer owned Content (including Domain Names) or User Content given to Provider for purposes of enabling Provider to provide Web Services. Subject to
Section 3.1(a) above, as between Client and Provider, Client shall own all rights in User Content and usage information arising from any Client Site.

         (c) EMPLOYEE AND SUBCONTRACTOR CONTRACTS. Provider shall, consistent with customary industry practices, cause each individual or company employed by Provider in the performance of Web Services to execute a contract regarding confidentiality and ownership of rights prior to each such individual or company's commencement of services thereunder or otherwise bind itself to reasonable confidentiality and ownership requirements. Such contracts shall be deemed to meet the foregoing requirement if they: (a) include a full assignment of all rights to Provider, as appropriate, (b) include a waiver of any moral or similar rights, and (c) contain restrictions on use and disclosure. Further, with respect to any subcontractors which it employs: (x) Provider shall be responsible for the direction and coordination of the services of such subcontractors, and (y) Client shall have no obligation to pay such subcontractor(s).

         (d) FURTHER ASSURANCES. Provider shall cooperate with Client and its Customer, both during and after the term of this Agreement, in the procurement and maintenance of their respective rights to intellectual property created hereunder and to execute, when requested, any other documents deemed necessary or appropriate by Client to carry out the purpose of this Agreement.


SECTION 3.2 PRICING AND PAYMENT.




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         Except as may be otherwise agreed, Client shall pay Provider for Web
Services at rates equal to Cost plus 10 percent. Payment terms shall be net 30 days unless otherwise agreed.

SECTION 3.3  STANDARDS OF SERVICE.

         (a) MOST FAVORED NATION STATUS. The services rendered by Provider under this Agreement shall meet or exceed the standards of quality and technological currency that Provider meets in its own business or offers to any other customer of Provider.

         (b) LIMITED REMEDY. In the event any Web Services result in Work Product that does not meet the standards set forth in Section 3.3(a) or is otherwise defective, Provider shall, at Client's request and as Client's sole and exclusive remedy hereunder, remedy any such defect, provided that Provider shall be entitled to compensation for any additional Web Services required to effect such remedy on the terms set forth herein, including, without limitation, in Section 3.2.

         (c) TIMELINES. Provider shall meet or beat the timetable established in any Supplementary Agreement, and failure to do so to any material extent shall be considered a material breach of this Agreement.

         (d) DISCLAIMER OF WARRANTIES. EXCEPT AS SET FORTH HEREIN AND IN THE CROSS-LICENSE AGREEMENT, EACH PARTY EXPRESSLY DISCLAIMS ALL WARRANTIES OR CONDITIONS OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE

SECTION 3.4 INDEMNITY. Provider shall indemnify Client against any claims by third parties asserting damages resulting from services rendered by Provider under this Agreement.

SECTION 3.5 CONFIDENTIAL INFORMATION. Each party shall hold the other party's Confidential Information in confidence in accordance with the Cross License Agreement




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SECTION 3.6 ADVERTISING. Client and its Customers shall have the right, in their sole discretion, to sell advertising, directly and via their licensees and other promotional partners, to appear on Client Sites, without consulting with Provider. Client shall have the right to retain all revenues and fees arising from or in connection with such advertising sold by Client, its licensees and promotional partners. Provider shall not approach any potential advertisers for client sites without the prior written consent of Client, which consent shall not be unreasonably withheld. All final decisions concerning potential advertisers shall remain within the sole discretion of Client and its Customers.

SECTION 3.7 ANCILLARY RIGHTS. Provider shall have no right to any royalties, revenues, fees or other payments in connection with, or as a result of, the Web Services or any Client Site, or with respect to products or services promoted or sold on or by any Client Site, except as expressly provided in this Agreement. Nor shall Provider have any rights of attribution in connection with any Client Site, which shall contain appropriate proprietary rights notices, as directed by Client. Notwithstanding the immediately preceding sentence, Provider shall have the right to place a Client-approved logo on a credits page for each Client Site, which logo may reference Provider's creation and operation of the Client Site. With the express written consent of Client or its Customer, as the case may be, this logo may include a link to Provider's own Web site.

SECTION 3.8 HOSTING.

If requested by Client with respect to a particular Client Site, the Web Services to be provided under this Agreement shall include assistance to Client and its Customers in arranging for hosting of such Client Site and assisting Client and its Customers with management of the hosting arrangements.


ARTICLE IV.  TERM AND TERMINATION

SECTION 4.1 TERM OF AGREEMENT. This Agreement shall be effective as of the date first above written and shall remain in force for a period of 99 years, unless otherwise terminated as provided herein.

SECTION 4.2 TERMINATION OF WORK. Client may, at its sole discretion, terminate any or all work outstanding on any Client Site, or any portion thereof, immediately upon written notice. Upon receipt of notice of such termination, Provider shall inform Client of the extent to which performance has been completed through such date, and collect and deliver to Client whatever Work Product then exist in a manner prescribed by Client. Provider shall be paid for all work performed through the date of receipt of notice of termination as specified in paragraph 3.2 above. Provider may not terminate any work under this Agreement without the prior written consent of Client.

SECTION 4.3 TERMINATION OF AGREEMENT. This Agreement shall terminate on the earliest of (a) the date of termination of the Cross-License Agreement and (b) the date when all work has been terminated pursuant to Section 4.2, but only if Client files further written notice to Promoter stating its intention that this Agreement shall then terminate.




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SECTION 4.4 SURVIVAL. In the event of any termination of this Agreement, paragraphs 3.1, 3.2, 3.4 and 3.5 hereof shall survive and continue in effect and shall inure to the benefit of and be binding upon the parties and their legal representatives, heirs, successors, and assigns. The termination of any provision of this Agreement shall not excuse a prior breach of that provision.


ARTICLE V. MISCELLANEOUS

SECTION 5.1 FORCE MAJEURE. Either party shall be excused from delays in performing or from its failure to perform hereunder to the extent that such delays or failures result from causes beyond the reasonable control of such party; provided, however, that, in order to be excused from delay or failure to perform, such party must act diligently to remedy the cause of such delay or failure.

SECTION 5.2 NO AGENCY OR JOINT VENTURE. Provider, in rendering performance under this Agreement, is acting and shall act solely as an independent contractor. Client does not undertake by this Agreement or otherwise to perform any obligation of Provider, whether by regulation or contract. In no way is Provider to be construed as the agent or to be acting as the agent of Client in any respect, or as a joint venturer, any other provisions of this Agreement notwithstanding.

SECTION 5.3 MULTIPLE COUNTERPARTS. This Agreement may be executed in several counterparts, all of which taken together shall constitute one single Agreement between the parties.

SECTION 5.4 AUTHORITY TO ENTER INTO AGREEMENT. The parties and their representatives signing this Agreement hereby acknowledge and represent that the representatives signing this Agreement are duly authorized agents of the parties hereto and are authorized and have full authority to enter into this Agreement on behalf of the parties for whom they are signing.

SECTION 5.5 SECTION HEADINGS; EXHIBITS. The section and subsection headings used herein are for reference and convenience only, and shall not enter into the interpretation hereof.

SECTION 5.6 NO WAIVER. No delay or omission by either party hereto to exercise any right or power occurring upon any noncompliance or default by the other party with respect to any of the terms of this Agreement shall impair any such right or power or be construed to be a waiver thereof. The terms and conditions of this Agreement may be waived or amended only in writing and only by the party that is entitled to the benefits of the term(s) or condition(s) being waived or amended. A waiver by either of the parties hereto of any of the covenants, conditions, or agreements to be performed by the other shall not be construed to be a waiver of any succeeding breach thereof or of any covenant, condition, or agreement herein contained (whether or not the provision is similar). Unless stated otherwise, all remedies provided for in this Agreement shall be cumulative and in addition to and not in lieu of any other remedies available to either party at law, in equity, or otherwise.

SECTION 5.7 GOVERNING LAW/CONSENT TO JURISDICTION AND VENUE. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, without reference to the choice of law provisions thereof. All aspects of all actions brought relating to the subject matter of this Agreement shall be governed by Ohio law, without reference to the choice of law




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provisions thereof. Disputes between the parties shall be submitted to resolution under Section 8.09 of the Formation Agreement.

SECTION 5.8 ENTIRE AGREEMENT. Each party to this Agreement acknowledges that this Agreement and the other agreements between the parties referred to herein constitute the entire agreement of the parties with regard to the subject matters addressed in this Agreement, that this Agreement supersedes all prior or contemporaneous agreements, discussions, or representations, whether oral or written, with respect to the subject matter of this Agreement, and that this Agreement cannot be varied, amended, changed, waived, or discharged except by a writing signed by all parties hereto. Each party to this Agreement further acknowledges that no promises, representations, inducements, agreements, or warranties, other than those set forth herein, have been made to induce the execution of this Agreement by said party, and each party acknowledges that it has not executed this Agreement in reliance on any promise, representation, inducement, or warranty not contained herein.

SECTION 5.9 NEUTRAL CONSTRUCTION. The parties to this Agreement agree that this Agreement was negotiated fairly between them at arm's length and that the final terms of this Agreement are the product of the parties' negotiations. Each party warrants and represents that it has sought and received legal counsel of its own choosing with regard to the contents of this Agreement and the rights and obligations affected hereby. The parties agree that this Agreement shall be deemed to have been jointly and equally drafted by them, and that the provisions of this Agreement therefore should not be construed against a party or parties on the grounds that the party or parties drafted or was more responsible for drafting the provision(s).

SECTION 5.10 UNENFORCEABILITY. If any provision of this Agreement or any word, phrase, clause, sentence, or other portion thereof should be held to be unenforceable or invalid for any reason, then provided that the essential consideration for entering into this Agreement on the part of any party is not unreasonably impaired, such provision or portion thereof shall be modified or deleted in such manner as to render this Agreement as modified legal and enforceable to the maximum extent permitted under applicable laws.

SECTION 5.11 NOTICES. Under this Agreement if one party is required or permitted to give notice to the other, such notice shall be deemed given either (a) when transmitted by facsimile or (b) two business days after being deposited in the U.S. mail, first-class postage prepaid, to the attention of the other party's chief executive officer at the registrant's principal executive office.

SECTION 5.12 NO ASSIGNMENT. Provider may not, without the prior written consent of Client, assign, transfer, subcontract, or sublicense this Agreement or any obligation hereunder. Any attempt to do so in contravention of this section shall be void and of no force and effect.




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         IN WITNESS WHEREOF, Client and Provider have caused this Agreement to be signed and delivered by their duly authorized agents, all as of the date first above written.



AMERICAN GREETINGS CORPORATION


By:_________________________________

Name:_______________________________

Title:______________________________



AMERICANGREETINGS.COM, INC.


By:_________________________________

Name:_______________________________

Title:______________________________



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